Exhibit 4.2

ANALOG DEVICES, INC.

$500,000,000 FLOATING RATE SENIOR NOTES DUE OCTOBER 1, 2024

$750,000,000 1.700% SUSTAINABILITY-LINKED SENIOR NOTES DUE OCTOBER 1, 2028

$1,000,000,000 2.100% SENIOR NOTES DUE OCTOBER 1, 2031

$750,000,000 2.800% SENIOR NOTES DUE OCTOBER 1, 2041

$1,000,000,000 2.950% SENIOR NOTES DUE OCTOBER 1, 2051

SUPPLEMENTAL INDENTURE

Dated as of October 5, 2021

To

INDENTURE

Dated as of June 3, 2013

THE BANK OF NEW YORK

MELLON TRUST COMPANY, N.A.

Trustee

TABLE OF CONTENTS

		Page

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.1.	Relationship with Base Indenture	1
Section 1.2.	Definitions	2
Section 1.3.	Other Definitions	7

ARTICLE 2.
THE NOTES

Section 2.1.	Form and Dating	7
Section 2.2.	Transfer and Exchange	9
Section 2.3.	Issuance of Additional Notes	12

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.1.	Optional Redemption	13
Section 3.2.	Mandatory Redemption	16

ARTICLE 4.
PARTICULAR COVENANTS

Section 4.1.	Offer to Purchase Upon Change of Control Triggering Event	16
Section 4.2.	Liens	18
Section 4.3.	Sale and Lease Back Transactions	19
Section 4.4.	Covenants	20

ARTICLE 5.
DEFAULTS AND REMEDIES

Section 5.1.	Events of Default	20

ARTICLE 6.
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 6.1.	Satisfaction and Discharge of Indenture	20
Section 6.2.	Legal Defeasance of Securities of any Series	20
Section 6.3.	Covenant Defeasance	20

ARTICLE 7.
	MISCELLANEOUS	21

Exhibit A	FORM OF FLOATING RATE NOTE

Exhibit B	FORM OF SUSTAINABILITY-LINKED SENIOR NOTE

Exhibit C	FORM OF 2031 NOTE

Exhibit D	FORM OF 2041 NOTE

Exhibit E	FORM OF 2051 NOTE

SUPPLEMENTAL INDENTURE dated as of October 5, 2021 by and between Analog Devices, Inc., a Massachusetts corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

The Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 3, 2013 (the “Base Indenture”), providing for the issuance from time to time of one or more Series of the Company’s securities.

Section 9.1 of the Base Indenture provides that the Company and the Trustee, without the consent of any holders of the Company’s Securities, from time to time may amend or supplement certain terms and conditions in the Base Indenture, including to provide for the issuance of and establishment of terms of a Series of Securities as permitted by Sections 2.1 and 2.2 thereof.

The Company desires and has requested the Trustee pursuant to Section 9.1 of the Base Indenture to join with it in the execution and delivery of this Supplemental Indenture (together with the Base Indenture, the “Indenture”) in order to supplement the Base Indenture as, and to the extent, set forth herein to provide for the issuance of and establish the forms and terms and conditions of the Notes (as defined below).

The execution and delivery of this Supplemental Indenture has been duly authorized by votes of the Board of Directors or a duly authorized committee thereof.

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Floating Rate Notes due October 1, 2024, the 1.700% Sustainability-Linked Senior Notes due October 1, 2028, the 2.100% Senior Notes due October 1, 2031, the 2.800% Senior Notes due October 1, 2041 and the 2.950% Senior Notes due October 1, 2051.

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.1. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for, or with respect to, any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for, or with respect to, (1) the proper authorization of this Supplemental Indenture by the Company, (2) the due execution hereof by the Company or (3) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Further, the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances;

sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

Section 1.2. Definitions.

Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 1.2:

“2031 Notes” means the 2.100% Senior Notes due October 1, 2031; provided that the Initial 2031 Notes and the Additional 2031 Notes, if any, will be treated as a single Series for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the 2031 Notes will include the Initial 2031 Notes and any Additional 2031 Notes.

“2041 Notes” means the 2.800% Senior Notes due October 1, 2041; provided that the Initial 2041 Notes and the Additional 2041 Notes, if any, will be treated as a single Series for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the 2041 Notes will include the Initial 2041 Notes and any Additional 2041 Notes.

“2051 Notes” means the 2.950% Senior Notes due October 1, 2051; provided that the Initial 2051 Notes and the Additional 2051 Notes, if any, will be treated as a single Series for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the 2051 Notes will include the Initial 2051 Notes and any Additional 2051 Notes.

“Additional 2031 Notes” means any 2031 Notes (other than the Initial 2031 Notes) issued under this Supplemental Indenture in accordance with Section 2.3 hereof, as part of the same Series as the Initial 2031 Notes.

“Additional 2041 Notes” means any 2041 Notes (other than the Initial 2041 Notes) issued under this Supplemental Indenture in accordance with Section 2.3 hereof, as part of the same Series as the Initial 2041 Notes.

“Additional 2051 Notes” means any 2051 Notes (other than the Initial 2051 Notes) issued under this Supplemental Indenture in accordance with Section 2.3 hereof, as part of the same Series as the Initial 2051 Notes.

“Additional Floating Rate Notes” means any Floating Rate Notes (other than the Initial Floating Rate Notes) issued under this Supplemental Indenture in accordance with Section 2.3 hereof, as part of the same Series as the Initial Floating Rate Notes.

“Additional Notes” means any Additional Floating Rate Notes, Additional Sustainability-Linked Senior Notes, Additional 2031 Notes, Additional 2041 Notes and Additional 2051 Notes, as applicable.

“Additional Sustainability-Linked Senior Notes” means any Sustainability-Linked Senior Notes (other than the Initial Sustainability-Linked Senior Notes) issued under this Supplemental Indenture in accordance with Section 2.3 hereof, as part of the same Series as the Initial Sustainability-Linked Senior Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures established by and customary for the Depositary that apply to such transfer or exchange.

“Attributable Debt” with regard to a Sale and Lease Back Transaction with respect to any Principal Property means, at the time of determination, the lesser of (i) the fair market value of the Principal Property subject to the Sale and Lease Back Transaction or (ii) the present value (discounted by the weighted average interest rate borne by all securities then outstanding under the Base Indenture at the time of determination compounded semiannually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Lease Back Transaction.

“Base Indenture” has the meaning set forth in the preamble to this Supplemental Indenture, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Below Investment Grade Rating Event” means, with respect to a Series of Notes hereunder, such Series of Notes is downgraded below Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period shall be extended if the rating of such Series of Notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (i) rates such Series of Notes below Investment Grade or (ii) publicly announces that it is no longer considering such Series of Notes for possible downgrade, provided that no such extension will occur if on such 60th day such Series of Notes is rated Investment Grade by both Rating Agencies and are not subject to review for possible downgrade by either Rating Agency). In no event shall the Trustee be charged with knowledge of or responsibility for maintaining a “Below Investment Grade Rating Event” or “Trigger Period.”

“Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any person, other than to the Company or one of its direct or indirect Subsidiaries;

(ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(iii) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction measured by voting power rather than number of shares; or

(iv) the adoption of a plan providing for the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means, with respect to a Series of Notes hereunder, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means, with respect to any Fixed Rate Notes being redeemed, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Fixed Rate Notes being redeemed (assuming such Fixed Rate Notes mature on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Fixed Rate Notes (assuming such Fixed Rate Notes mature on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date or, if the Quotation Agent obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Consolidated Net Tangible Assets” means, as of any date on which the Company effects a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) after deducting therefrom (i) all current liabilities, except for any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases and (ii) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, to the extent included in said aggregate amount of assets, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Consolidated Tangible Assets” means, as of any date on which the Company effects a transaction requiring such Consolidated Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.2 hereof, substantially in the form of Exhibit A hereto, Exhibit B hereto, Exhibit C hereto, Exhibit D hereto or Exhibit E hereto, except that such Note will not bear the Global Note Legend.

“Depositary” means, with respect to the Notes of a Series hereunder issuable or issued in whole or in part in global form, the person specified in Section 2.1 hereof as the Depositary with respect to such Notes, and any and all successors thereto appointed as depositary hereunder.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Fixed Rate Notes” means, individually and collectively, the Sustainability-Linked Senior Notes, the 2031 Notes, the 2041 Notes and the 2051 Notes.

“Floating Rate Notes” means the Floating Rate Senior Notes due October 1, 2024; provided that the Initial Floating Rate Notes and the Additional Floating Rate Notes, if any, will be treated as a single Series for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the Floating Rate Notes will include the Initial Floating Rate Notes and any Additional Floating Rate Notes.

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the determination.

“Global Note Legend” means the legend set forth in Section 2.2(e) hereof, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, (a) with respect to the Floating Rate Notes, each of the Global Notes, in the form of Exhibit A hereto, (b) with respect to the Sustainability-Linked Senior Notes, each of the Global Notes, in the form of Exhibit B hereto, (c) with respect to the 2031 Notes, each of the Global Notes, in the form of Exhibit C hereto, (d) with respect to the 2041 Notes, each of the Global Notes, in the form of Exhibit D hereto and (e) with respect to the 2051 Notes, each of the Global Notes, in the form of Exhibit E hereto, in each case, issued in accordance with Section 2.1 hereof.

“Holder” means a person in whose name a Note is registered.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, governing the Notes, in each case, as amended, supplemented or restated from time to time.

“Indirect Participant” means a person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2031 Notes” means the first $1,000,000,000 aggregate principal amount of 2031 Notes issued under this Supplemental Indenture on the date hereof.

“Initial 2041 Notes” means the first $750,000,000 aggregate principal amount of 2041 Notes issued under this Supplemental Indenture on the date hereof.

“Initial 2051 Notes” means the first $1,000,000,000 aggregate principal amount of 2051 Notes issued under this Supplemental Indenture on the date hereof.

“Initial Floating Rate Notes” means the first $500,000,000 aggregate principal amount of Floating Rate Notes issued under this Supplemental Indenture on the date hereof.

“Initial Notes” means any Initial Floating Rate Notes, Initial Sustainability-Linked Senior Notes, Initial 2031 Notes, Initial 2041 Notes and Initial 2051 Notes, as applicable.

“Initial Sustainability-Linked Senior Notes” means the first $750,000,000 aggregate principal amount of Sustainability-Linked Senior Notes issued under this Supplemental Indenture on the date hereof.

“Investment Grade” means, with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent under any successor rating categories of Moody’s) and, with respect to S&P, a rating equal to or higher than BBB- (or the equivalent under any successor rating categories of S&P).

“Moody’s” means Moody’s Investors Service Inc., and its successors.

“Net Available Proceeds” from any Sale and Lease Back Transaction by the Company or any Subsidiary means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of debt or obligations relating to the properties or assets that are the subject of such Sale and Lease Back Transaction or received in any other noncash form) therefrom by the Company or any Subsidiary, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all United States federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Lease Back Transaction; (ii) all payments made by the Company or any Subsidiary on any debt which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Lease Back Transaction or by applicable law, be repaid out of the proceeds from such Sale and Lease Back Transaction; and (iii) all distributions and other payments made to the minority interest holders in any Subsidiary or joint venture as a result of such Sale and Lease Back Transaction.

“Notes” means, collectively, the Floating Rate Notes, the Sustainability-Linked Senior Notes, the 2031 Notes, the 2041 Notes and the 2051 Notes.

“Par Call Date” means August 1, 2028 in the case of the Sustainability-Linked Senior Notes, July 1, 2031 in the case of the 2031 Notes, April 1, 2041 in the case of the 2041 Notes and April 1, 2051 in the case of the 2051 Notes.

“Participant” means, with respect to the Depositary, a person who has an account with the Depositary.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by the Company or any of the Subsidiaries located in the United States, including the Company’s principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3.0% of the Company’s most recently calculated Consolidated Net Tangible Assets. Principal Property does not include any property that the Board of Directors has determined not to be of material importance to the business conducted by the Subsidiaries and the Company, taken as a whole.

“Principal Subsidiary” means any Subsidiary which owns any Principal Property.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agencies” means each of Moody’s and S&P; provided, that if either of Moody’s and S&P ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Reference Treasury Dealer” means each of (i) Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and BNP Paribas Securities Corp.; and (ii) any other primary U.S. Government securities dealer in New York City (a “primary treasury dealer”) selected by the Quotation Agent after consultation with the Company, provided that if any of the foregoing shall cease to be a primary treasury dealer, another primary treasury dealer shall be substituted therefor by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. Eastern Time on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Fixed Rate Notes being redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption assuming that such Fixed Rate Notes mature on the Par Call Date; provided, however, that, if such redemption date is not an interest payment date with respect to such Fixed Rate Notes, the amount of the next scheduled interest payment thereon shall be reduced (solely for the purpose of calculating the redemption price) by the amount of interest accrued thereon to such redemption date. In determining the present values of the Remaining Scheduled Payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus, respectively, 10 basis points for the Sustainability-Linked Senior Notes, 10 basis points for the 2031 Notes, 15 basis points for the 2041 Notes and 15 basis points for the 2051 Notes.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Lease Back Transaction” means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of any Principal Property that, more than 12 months after the later of (i) the completion of the acquisition, construction, development or improvement of such Principal Property or (ii) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by the Company or any Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender on the security of such Principal Property.

“Series” shall have the meaning assigned to it in the Base Indenture; provided that, for the avoidance of doubt, each of the Floating Rate Notes, the Sustainability-Linked Senior Notes, the 2031 Notes, the 2041 Notes and the 2051 Notes is a separate Series of Notes under, and for all purposes of, the Base Indenture and this Supplemental Indenture (including with respect to payments of principal and interest, redemptions, offers to purchase, consenting to certain amendments to the Indenture and the Notes and waiving or rescinding Events of Default).

“Subsidiary” means any corporation, association or other business entity of which more than 50% of the total voting power of all shares, interests, participations, rights or other equivalents (however designated) of corporate stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of its other Subsidiaries or a combination thereof.

“Supplemental Indenture” means this Supplemental Indenture, dated as of the date hereof, by and between the Company and the Trustee, governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“Sustainability-Linked Senior Notes” means the 1.700 % Sustainability-Linked Senior Notes due October 1, 2028; provided that the Initial Sustainability-Linked Senior Notes and the Additional Sustainability-Linked Senior Notes, if any, will be treated as a single Series for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the Sustainability-Linked Senior Notes will include the Initial Sustainability-Linked Senior Notes and any Additional Sustainability-Linked Senior Notes.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the applicable Comparable Treasury Issue. In determining this rate, the price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) shall be assumed to be equal to the applicable Comparable Treasury Price for such redemption date.

“Trustee Certificate” means a certificate signed on behalf of the Trustee by one of its duly authorized officers.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the shares, interests, participations, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3. Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.1
“Change of Control Payment”	4.1
“Change of Control Payment Date”	4.1
“Debt”	4.2
“DTC”	2.1
“Event of Default”	5.1
“incur”	4.2
“Lien”	4.2

ARTICLE 2.

THE NOTES

Section 2.1. Form and Dating.

(a) General. The Floating Rate Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A hereto. The Sustainability-Linked Senior Notes and the Trustee’s

certificate of authentication with respect thereto will be substantially in the form of Exhibit B hereto. The 2031 Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit C hereto. The 2041 Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit D hereto. The 2051 Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit E hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in denominations of $2,000 with integral multiples of $1,000 thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling. For the avoidance of doubt, none of the Trustee, Paying Agent, Registrar or Calculation Agent makes any representation whatsoever with respect to whether the Sustainability-Linked Senior Notes qualify as green bonds, social bonds, sustainable bonds or bonds of any other equivalently-labeled target.

(b) Global Notes.

(1) Floating Rate Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Floating Rate Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon).

(2) Sustainability-Linked Senior Notes issued in global form will be substantially in the form of Exhibit B attached hereto (including the Global Note Legend thereon). Sustainability-Linked Senior Notes issued in definitive form will be substantially in the form of Exhibit B attached hereto (but without the Global Note Legend thereon).

(3) 2031 Notes issued in global form will be substantially in the form of Exhibit C attached hereto (including the Global Note Legend thereon). 2031 Notes issued in definitive form will be substantially in the form of Exhibit C attached hereto (but without the Global Note Legend thereon).

(4) 2041 Notes issued in global form will be substantially in the form of Exhibit D attached hereto (including the Global Note Legend thereon). 2041 Notes issued in definitive form will be substantially in the form of Exhibit D attached hereto (but without the Global Note Legend thereon).

(5) 2051 Notes issued in global form will be substantially in the form of Exhibit E attached hereto (including the Global Note Legend thereon). 2051 Notes issued in definitive form will be substantially in the form of Exhibit E attached hereto (but without the Global Note Legend thereon).

(6) Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it will represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.2 hereof. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.2. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes of a Series hereunder will be exchanged by the Company for Definitive Notes of the same Series if, with respect to such Series of Notes:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2) the Company in its sole discretion and subject to the procedures of the Depositary determines that the Global Notes of such Series (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above with respect to a Series of Notes hereunder, Definitive Notes will be issued for such Series in such names and in any approved denominations as the Depositary will instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.2 (subject to any contrary provision in this Section 2.2(a)) or Section 2.8 or 2.11 of the Base Indenture, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.2(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests with respect to a Series of Notes that are not subject to Section 2.2(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

With respect to a Series of Notes hereunder, upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes of such Series, as evidenced by an Officers’ Certificate delivered to the Trustee, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.2(f) hereof.

(c) Transfer and Exchange of Definitive Notes for Beneficial Interests.

A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note of the same Series or transfer such Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in a Global Note of the same Series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase, or cause to be increased, the aggregate principal amount of one of the applicable Global Notes.

If, with respect to a Series of Notes, any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note of the same Series has not yet been issued, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate one or more Global Notes of such Series in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(d) Transfer and Exchange of Definitive Notes for Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a person who takes delivery thereof in the form of a Definitive Note of the same Series. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(d), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder will provide any additional required certifications, documents and information, as applicable.

(e) Legends. The following legends will appear on the face of all Global Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same Series, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon the receipt of a Company Order.

(2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6 and 9.6 of the Base Indenture).

(3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Company will not be required, with respect to a Series of Notes hereunder:

(i) to issue, to register the transfer of or to exchange any Notes of such Series during a period of 15 days before the day of any selection of Notes of such Series for redemption under Section 3.2 of the Base Indenture and ending at the close of business on the day of selection;

(ii) to register the transfer of or to exchange any Note of such Series so selected for redemption in whole or in part, except the unredeemed portion of any Note of such Series being redeemed in part; or

(iii) to register the transfer of or to exchange any Note of such Series between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions hereof) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.3 of the Base Indenture.

(8) The Trustee will deliver one or more Trustee Certificates certifying, among other things, pursuant to Section 2.3 of the Base Indenture, that the Notes have been authenticated and have been made available for delivery and the corporate governance documents and incumbency of signing officers of the Trustee as of the date hereof.

(9) Any Officers’ Certificate or Opinion of Counsel required to be submitted to the Registrar pursuant to this Section 2.2 to effect a registration of transfer or exchange may be submitted by facsimile.

(10) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(11) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.3. Issuance of Additional Notes.

(a) The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, to issue Additional Floating Rate Notes under this Supplemental Indenture which will have identical terms as the Initial Floating Rate Notes issued on the date hereof, other than with respect to the date of issuance and issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date. The Initial Floating Rate Notes issued on the date hereof and any Additional Floating Rate Notes issued will be treated as a single Series for all purposes under this Supplemental Indenture; provided that if any such Additional Floating Rate Notes are not fungible for United States Federal income tax purposes with respect to the Initial Floating Rate Notes previously issued, such Additional Floating Rate Notes will not have the same CUSIP number (or other securities identification number) as the Initial Floating Rate Notes previously issued.

(b) The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, to issue Additional Sustainability-Linked Senior Notes under this Supplemental Indenture which will have identical terms as the Initial Sustainability-Linked Senior Notes issued on the date hereof, other than with respect to the date of issuance and issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date. The Initial Sustainability-Linked Senior Notes issued on the date hereof and any Additional Sustainability-Linked Senior Notes issued will be treated as a single Series for all purposes under this Supplemental Indenture; provided that if any such Additional Sustainability-Linked Senior Notes are not fungible for United States Federal income tax purposes with respect to the Initial Sustainability-Linked Senior Notes previously issued, such Additional Sustainability-Linked Senior Notes will not have the same CUSIP number (or other securities identification number) as the Initial Sustainability-Linked Senior Notes previously issued.

(c) The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, to issue Additional 2031 Notes under this Supplemental Indenture which will have identical terms as the Initial 2031 Notes issued on the date hereof, other than with respect to the date of issuance and issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date. The Initial 2031 Notes issued on the date hereof and any Additional 2031 Notes issued will be treated as a single Series for all purposes under this Supplemental Indenture; provided that if any such Additional 2031 Notes are not fungible for United States Federal income tax purposes with respect to the Initial 2031 Notes previously issued, such Additional 2031 Notes will not have the same CUSIP number (or other securities identification number) as the Initial 2031 Notes previously issued.

(d) The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, to issue Additional 2041 Notes under this Supplemental Indenture which will have identical terms as the Initial 2041 Notes issued on the date hereof, other than with respect to the date of issuance and issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date. The Initial 2041 Notes issued on the date hereof and any Additional 2041 Notes issued will be treated as a single Series for all purposes under this Supplemental Indenture; provided that if any such Additional 2041 Notes are not fungible for United States Federal income tax purposes with respect to the Initial 2041 Notes previously issued, such Additional 2041 Notes will not have the same CUSIP number (or other securities identification number) as the Initial 2041 Notes previously issued.

(e) The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, to issue Additional 2051 Notes under this Supplemental Indenture which will have identical terms as the Initial 2051 Notes issued on the date hereof, other than with respect to the date of issuance and issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date. The Initial 2051 Notes issued on the date hereof and any Additional 2051 Notes issued will be treated as a single Series for all purposes under this Supplemental Indenture; provided that if any such Additional 2051 Notes are not fungible for United States Federal income tax purposes with respect to the Initial 2051 Notes previously issued, such Additional 2051 Notes will not have the same CUSIP number (or other securities identification number) as the Initial 2051 Notes previously issued.

(f) With respect to any Additional Notes, the Company will set forth in a resolution of its Board of Directors (or a duly authorized committee thereof) or of a designee thereof and an Officers’ Certificate, a copy of each which will be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(ii) the issue price, the issue date, the CUSIP number(s), the first Interest Payment Date and the initial interest accrual date of such Additional Notes.

(g) For the avoidance of doubt, the issuance of Additional Notes pursuant to this Section 2.3 is subject to Section 2.3 of the Base Indenture.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.1. Optional Redemption.

(a) Floating Rate Notes. The Company will not have the right to redeem the Floating Rate Notes prior to the maturity date of the Floating Rate Notes.

(b) Sustainability-Linked Senior Notes. Prior to the Par Call Date for the Sustainability-Linked Senior Notes, the Company will have the right, at its option, to redeem the Sustainability-Linked Senior Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to the greater of the following amounts:

(i)	100% of the principal amount of the Sustainability-Linked Senior Notes being redeemed; and

(ii)

The sum of the present values of the Remaining Scheduled Payments of the notes being redeemed (assuming that the Sustainability-Linked Senior Notes mature on the Par Call Date for the Sustainability-Linked Senior Notes).

On or after the Par Call Date for the Sustainability-Linked Senior Notes, the Company will have the right, at its option, to redeem the Sustainability-Linked Senior Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the Sustainability-Linked Senior Notes to be redeemed.

In connection with any redemption of the Sustainability-Linked Senior Notes prior to their maturity date, the Company will also pay the accrued and unpaid interest on the Sustainability-Linked Senior Notes being redeemed to, but excluding, the date of redemption of such Sustainability-Linked Senior Notes.

In connection with any redemption of the Sustainability-Linked Senior Notes prior to their maturity date, calculation of the redemption price therefor shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or any Agent. Notwithstanding Section 3.3 of the Base Indenture, the notice of any redemption of the Sustainability-Linked Senior Notes pursuant to that Section in respect of a redemption date occurring prior to the maturity date of the Sustainability-Linked Senior Notes need not set forth the redemption price but only the manner of calculation thereof.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Sustainability-Linked Senior Notes or portions thereof called for redemption.

Sustainability-Linked Senior Notes subject to a partial redemption shall be selected for redemption by such method as the Trustee shall deem fair and appropriate (provided that if the Sustainability-Linked Senior Notes are represented by one or more Global Notes, the Sustainability-Linked Senior Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor) and may provide for the selection for redemption of a portion of the principal amount of the Sustainability-Linked Senior Notes equal to an authorized denomination.

No Sustainability-Linked Senior Notes of $2,000 or less can be redeemed in part. Sustainability-Linked Senior Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Sustainability-Linked Senior Notes held by a Holder are being redeemed.

Notice of any redemption shall be mailed, or otherwise transmitted in accordance with the Depositary’s standard procedures therefor, at least 10 days but not more than 60 days before the redemption date to each Holder of the Sustainability-Linked Senior Notes to be redeemed.

(c) 2031 Notes. Prior to the Par Call Date for the 2031 Notes, the Company will have the right, at its option, to redeem the 2031 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to the greater of the following amounts:

(i)	100% of the principal amount of the 2031 Notes being redeemed; and

(ii)	The sum of the present values of the Remaining Scheduled Payments of the notes being redeemed (assuming that the 2031 Notes mature on the Par Call Date for the 2031 Notes).

On or after the Par Call Date for the 2031 Notes, the Company will have the right, at its option, to redeem the 2031 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed.

In connection with any redemption of the 2031 Notes prior to their maturity date, the Company will also pay the accrued and unpaid interest on the 2031 Notes being redeemed to, but excluding, the date of redemption of such 2031 Notes.

In connection with any redemption of the 2031 Notes prior to their maturity date, calculation of the redemption price therefor shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or any Agent. Notwithstanding Section 3.3 of the Base Indenture, the notice of any redemption of the 2031 Notes pursuant to that Section in respect of a redemption date occurring prior to the maturity date of the 2031 Notes need not set forth the redemption price but only the manner of calculation thereof.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2031 Notes or portions thereof called for redemption.

2031 Notes subject to a partial redemption shall be selected for redemption by such method as the Trustee shall deem fair and appropriate (provided that if the 2031 Notes are represented by one or more Global Notes, the 2031 Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor) and may provide for the selection for redemption of a portion of the principal amount of the 2031 Notes equal to an authorized denomination.

No 2031 Notes of $2,000 or less can be redeemed in part. 2031 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2031 Notes held by a Holder are to be redeemed.

Notice of any redemption shall be mailed, or otherwise transmitted in accordance with the Depositary’s standard procedures therefor, at least 10 days but not more than 60 days before the redemption date to each Holder of the 2031 Notes to be redeemed.

(d) 2041 Notes. Prior to the Par Call Date for the 2041 Notes, the Company will have the right, at its option, to redeem the 2041 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to the greater of the following amounts:

(i)	100% of the principal amount of the 2041 Notes being redeemed; and

(ii)	The sum of the present values of the Remaining Scheduled Payments of the notes being redeemed (assuming that the 2041 Notes mature on the Par Call Date for the 2041 Notes).

On or after the Par Call Date for the 2041 Notes, the Company will have the right, at its option, to redeem the 2041 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2041 Notes to be redeemed.

In connection with any redemption of the 2041 Notes prior to their maturity date, the Company will also pay the accrued and unpaid interest on the 2041 Notes being redeemed to, but excluding, the date of redemption of such 2041 Notes.

In connection with any redemption of the 2041 Notes prior to their maturity date, calculation of the redemption price therefor shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or any Agent. Notwithstanding Section 3.3 of the Base Indenture, the notice of any redemption of the 2041 Notes pursuant to that Section in respect of a redemption date occurring prior to the maturity date of the 2041 Notes need not set forth the redemption price but only the manner of calculation thereof.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2041 Notes or portions thereof called for redemption.

2041 Notes subject to a partial redemption shall be selected for redemption by such method as the Trustee shall deem fair and appropriate (provided that if the 2041 Notes are represented by one or more Global Notes, the 2041 Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor) and may provide for the selection for redemption of a portion of the principal amount of the 2041 Notes equal to an authorized denomination.

No 2041 Notes of $2,000 or less can be redeemed in part. 2041 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2041 Notes held by a Holder are to be redeemed.

Notice of any redemption shall be mailed, or otherwise transmitted in accordance with the Depositary’s standard procedures therefor, at least 10 days but not more than 60 days before the redemption date to each Holder of the 2041 Notes to be redeemed.

(e) 2051 Notes. Prior to the Par Call Date for the 2051 Notes, the Company will have the right, at its option, to redeem the 2051 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to the greater of the following amounts:

(i)	100% of the principal amount of the 2051 Notes being redeemed; and

(ii)	The sum of the present values of the Remaining Scheduled Payments of the notes being redeemed (assuming that the 2051 Notes mature on the Par Call Date for the 2051 Notes).

On or after the Par Call Date for the 2051 Notes, the Company will have the right, at its option, to redeem the 2051 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2051 Notes to be redeemed.

In connection with any redemption of the 2051 Notes prior to their maturity date, the Company will also pay the accrued and unpaid interest on the 2051 Notes being redeemed to, but excluding, the date of redemption of such 2051 Notes.

In connection with any redemption of the 2051 Notes prior to their maturity date, calculation of the redemption price therefor shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or any Agent. Notwithstanding Section 3.3 of the Base Indenture, the notice of any redemption of the 2051 Notes pursuant to that Section in respect of a redemption date occurring prior to the maturity date of the 2051 Notes need not set forth the redemption price but only the manner of calculation thereof.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2051 Notes or portions thereof called for redemption.

2051 Notes subject to a partial redemption shall be selected for redemption by such method as the Trustee shall deem fair and appropriate (provided that if the 2051 Notes are represented by one or more Global Notes, the 2051 Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor) and may provide for the selection for redemption of a portion of the principal amount of the 2051 Notes equal to an authorized denomination.

No 2051 Notes of $2,000 or less can be redeemed in part. 2051 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2051 Notes held by a Holder are to be redeemed.

Notice of any redemption shall be mailed, or otherwise transmitted in accordance with the Depositary’s standard procedures therefor, at least 10 days but not more than 60 days before the redemption date to each Holder of the 2051 Notes to be redeemed.

Section 3.2. Mandatory Redemption.

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4.

PARTICULAR COVENANTS

Section 4.1. Offer to Purchase Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to any Series of Notes hereunder, unless, with respect to such Series of Notes, the Company has exercised its option to redeem such Series of Notes in full pursuant to Section 3.1 or has defeased such Series of Notes or satisfied and discharged such Series of Notes, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of such Series of Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a Note of such Series must be in a minimum principal amount of $2,000) of that Holder’s Notes of such Series pursuant to the offer set forth below. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to any Series of Notes or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail or cause to be mailed (or if the Notes to be repurchased are represented by one or more Global Notes, transmitted in accordance with the Depositary’s standard procedures therefor) a notice to Holders of such Series of Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or transmitted (a “Change of Control Payment Date”). The notice shall, if mailed or transmitted prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b) Such notice shall also state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes of such Series or portion of such Notes validly tendered and not withdrawn will be accepted for payment;

(2) the Change of Control Payment and the Change of Control Payment Date;

(3) that any Note of such Series not tendered will continue to accrue interest;

(4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company shall default in the payment of the Change of Control Payment of the Notes of such Series and the only remaining right of the Holder is to receive payment of the Change of Control Payment upon surrender of the Notes of such Series to the Paying Agent;

(5) that Holders electing to have a portion of a Note of such Series purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a Note must be in a minimum principal amount of $2,000;

(6) that if a Holder elects to have a Note of such Series purchased pursuant to the Change of Control Offer such Holder will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7) that a Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

(8) that if Notes of such Series are purchased only in part by the Company, a new Note of the same Series and type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes of the applicable Series or portions of such Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of the applicable Series or portions of such Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes of the applicable Series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions of such Notes being repurchased.

(d) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes of the applicable Series properly tendered and not withdrawn under its offer.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of the applicable Series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions under this Section 4.1, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.1 or the Notes by virtue of any such conflict.

(f) No Notes of $2,000 or less can be repurchased in part pursuant to this Section 4.1. Notes in denominations larger than $2,000 may be repurchased in part but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be repurchased.

Section 4.2. Liens.

(a) The Company will not, nor will it permit any Subsidiary to, issue, incur, create, assume or guarantee (collectively, “incur”) any debt for borrowed money, including all obligations evidenced by bonds, debentures, notes or similar instruments (collectively, a “Debt”), secured by a mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance (collectively, a “Lien”) upon any Principal Property or upon any shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired) without in any such case effectively providing, substantially concurrently with or prior to the creation or assumption of such Lien, that the Notes (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Subsidiary ranking equally with the Notes) shall be secured equally and ratably with (or, at the Company’s option, prior to) such secured Debt. The foregoing restriction, however, will not apply to each of the following:

(1) Liens on property, shares of stock or other assets of any person (as defined in the Base Indenture) existing at the time such person becomes a Subsidiary or existing at the time of acquisition thereof by the Company or a Subsidiary, provided that such Liens are not incurred in anticipation of such person’s becoming a Subsidiary or such acquisition and do not extend to (i) any Principal Property or (ii) any shares of stock of any Principal Subsidiary that, in each case, were not previously encumbered by such Liens;

(2) Liens on property of a person (as defined in the Base Indenture) existing at the time such person is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such person (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary, provided that such Liens were not incurred in anticipation of such merger or consolidation or sale, lease or other disposition and do not extend to (i) any Principal Property or (ii) any shares of stock of any Principal Subsidiary that, in each case, were not previously encumbered by such Liens;

(3) Liens to secure all or part of the cost of acquisition, construction, development or improvement of any property or to secure Debt incurred to provide funds for any such purpose (including purchase money security interests or purchase money mortgages), provided that the commitment of the creditor to extend the credit secured by any such Lien is obtained not later than 24 months after the later of (i) the completion of acquisition, construction, development or improvement of such property and (ii) the placing in operation of such property or of such property as so constructed, developed or improved;

(4) Liens in favor of, or which secure Debt owing to, the Company or any Subsidiary;

(5) Liens existing at the date of the issuance of the Initial Notes;

(6) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(7) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended; and

(8) extensions, renewals or replacements of any Liens referred to in the foregoing clauses, provided that (i) the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and (ii) such extension, renewal or replacement Liens will be limited to all or part of the same property and improvement thereon which secured the Debt so secured at the time of such extension, renewal or replacement.

(b) Notwithstanding the restrictions in clause (a) above, the Company or any Subsidiary may incur Debt secured by a Lien which would otherwise be prohibited by such restrictions, without equally and ratably securing the Notes, provided that, after giving effect thereto, the then aggregate outstanding amount of all such Debt so secured by such Liens (not including Liens permitted under items (1) through (8) in clause (a) above) plus the aggregate amount of Attributable Debt in respect of Sale and Lease Back Transactions with respect to Principal Properties entered into after the date of issuance of the Initial Notes and permitted solely pursuant to clause (c) of Section 4.3 hereof and still in existence does not exceed the greater of 5% of the Consolidated Tangible Assets at the time of such incurrence and $750 million.

Section 4.3. Sale and Lease Back Transactions.

The Company will not, and will not permit any Subsidiary to, enter into any Sale and Lease Back Transaction with respect to any Principal Property, other than any such Sale and Lease Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease Back Transaction between the Company and one of its Subsidiaries, or between its Subsidiaries, unless:

(a) the Company or such Subsidiary, as applicable, would be entitled to incur Debt secured by a Lien on the Principal Property involved in such Sale and Lease Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease Back Transaction, without equally and ratably securing the Notes, pursuant to items (1) through (8) in clause (a) of Section 4.2 hereof;

(b) the Company applies the Net Available Proceeds of such Sale and Lease Back Transaction within 180 days of such Sale and Lease Back Transaction to either (or a combination of) (i) the prepayment or retirement of Debt of the Company or a Subsidiary (other than Debt that is, in the case of Debt of the Company, subordinated to the Notes or Debt owed to the Company or a Subsidiary) that by its terms matures more than 12 months after its creation or (ii) the purchase, construction, development, expansion or improvement of comparable properties or facilities; or

(c) the aggregate amount of Attributable Debt in respect of such Sale and Lease Back Transaction plus the Attributable Debt in respect of all other Sale and Lease Back Transactions of Principal Properties entered into after the date of issuance of the Initial Notes permitted solely pursuant to this clause (c) and still in existence, plus the aggregate amount of all Debt secured by Liens permitted solely pursuant to clause (b) of Section 4.2 above and still outstanding, does not exceed the greater of 5% of the Consolidated Tangible Assets at the time of such Sale and Lease Back Transaction and $750 million.

Section 4.4. Covenants.

The covenants set forth in Sections 4.2 and 4.3 above are and are intended solely for the benefit of the Holders of Notes.

ARTICLE 5.

DEFAULTS AND REMEDIES

Section 5.1. Events of Default.

In addition to the Events of Default set forth in the Base Indenture, the following is an “Event of Default” with respect to each Series of Notes hereunder: (i) the failure of the Company or any Subsidiary to pay indebtedness for money borrowed by the Company or any Subsidiary in an aggregate principal amount of at least $300,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days after written notice from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes of such Series; or (ii) acceleration of the maturity of indebtedness for money borrowed by the Company or any Subsidiary in an aggregate principal amount of at least $300,000,000, if that acceleration results from a default under the instrument giving rise to or securing such indebtedness for money borrowed and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days after written notice from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes of such Series; provided, however, that, if in the case of this clause (ii), the default under the instrument governing the foregoing indebtedness is cured by the Company, or waived by the holders of the indebtedness, in each case, as permitted by such governing instrument, then, unless the maturity of such Series of Notes has been accelerated in accordance with the Indenture, the Event of Default under the Indenture with respect to such Series of Notes caused by such default will be deemed likewise to be cured or waived.

For the avoidance of doubt, it will not be a breach or Event of Default under the Sustainability-Linked Senior Notes if the Sustainability Performance Target (as defined in the form of note attached as Exhibit B hereto) is not met.

ARTICLE 6.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 6.1. Satisfaction and Discharge of Indenture.

The Company may satisfy and discharge any Series of the Notes hereunder in accordance with and subject to the terms of Section 8.1 of the Base Indenture.

Section 6.2. Legal Defeasance of Securities of any Series.

Section 8.3 of the Base Indenture shall be applicable to each Series of the Notes.

Section 6.3. Covenant Defeasance.

In addition to the covenants specified in Section 8.4 of the Base Indenture, the Company may omit to comply with respect to the Notes of a Series with any term, provision or condition set forth in Sections 4.1, 4.2 and 4.3 of this Supplemental Indenture by complying with the requirements of Section 8.4 of the Base Indenture in respect of such Series.

ARTICLE 7.

MISCELLANEOUS

Section 7.1. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Supplemental Indenture by the TIA, such required or deemed provision shall control.

Section 7.2. Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 7.3. Successors.

All agreements of the Company in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 7.4. Severability.

In case any provision in this Supplemental Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 7.5. Counterpart Originals.

This Supplemental Indenture may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The parties hereto agree that this Supplemental Indenture, any documents to be delivered pursuant to this Supplemental Indenture and any notices hereunder may be transmitted between them by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (e.g. DocuSign). The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding Section 2.3 of the Base Indenture, the Notes may be executed by the Company and authenticated by the Trustee by manual or electronic signature.

The Company agrees to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit any communications to the Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 7.6. Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.7. Jury Trial.

Each party hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture.

Section 7.8. Interpretation.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Supplemental Indenture in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Supplemental Indenture and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 7.9. Instruction by Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures..

Section 7.10. Miscellaneous.

In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

[Signatures on following page]

SIGNATURES

Dated as of October 5, 2021

ANALOG DEVICES, INC.

By	/s/ Prashanth Mahendra-Rajah
Name:	Prashanth Mahendra-Rajah
Title:	Senior Vice President, Finance and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Shondra N. Williams
Name:	Shondra N. Williams
Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

(Face of Global Floating Rate Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 032654AT2

ISIN: US032654AT25

ANALOG DEVICES, INC.

Floating Rate Senior Note due October 1, 2024

No. ____	$__________

Analog Devices, Inc., a Massachusetts corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of $[                ] on October 1, 2024.

Interest Payment Dates:            January 1, April 1, July 1 and September 1

Record Dates:                        [Close of business on the Business Day immediately preceding each Interest Payment Date so long as all of the Notes of this Series remain in book-entry only form][Close of business on the 15th calendar day next preceding each Interest Payment Date (whether or not a Business Day) if any of the Notes of this Series do not remain in book-entry only form]

Date: _______________

ANALOG DEVICES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Floating Rate Notes referred to in the within-mentioned Supplemental Indenture:

Dated: _______________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

(Back of Global Floating Rate Note)

ANALOG DEVICES, INC.

Floating Rate Senior Note due October 1, 2024

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Analog Devices, Inc., a Massachusetts corporation (the “Company”), promises to pay interest on the principal amount of this Floating Rate Note at Compounded SOFR plus 25 basis points (0.250%, the “Margin”) per annum from the date hereof until maturity. The Company will pay interest on the Notes quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2022, or if any such day is not a Business Day, on the next succeeding Business Day, and no additional interest will accrue on the amount so payable in respect of such Notes for that period (each, an “Interest Payment Date”). Interest on the Floating Rate Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from October 5, 2021 ; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date. The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period. If any Interest Payment Date falls on a day that is not a Business Day, the Company will make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the maturity date of the Floating Rate Notes) the Company will make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If the maturity date of the Floating Rate Notes falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. “Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business. “Legal Holiday” means any day that is a legal holiday in New York, New York. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue principal at the rate equal to the then applicable interest rate on the Floating Rate Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue installments of interest at the same rate to the extent lawful.

For purposes of this Floating Rate Note, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings:

“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially The Bank of New York Mellon Trust Company, N.A.

“Interest Period” means (i) the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the date of original issuance) to, but excluding, the next succeeding Interest Payment Date, or (ii) in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date of the Floating Rate Notes.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value two U.S. Government Securities Business Days before the date of original issuance;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final Interest Period, relating to the maturity date of the Floating Rate Notes); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR:

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Interest Payment Date.

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the maturity date of the Floating Rate Notes).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator (as defined below) as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in any transaction documents relating to this Floating Rate Note, if the Company (or its Designee) determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

On each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the Floating Rate Notes by multiplying (i) the outstanding principal amount of the Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the Floating Rate Notes be less than zero. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.

Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances, by the Company (or its Designee) will be final and binding on the Company, the Trustee, and the Holders of the Floating Rate Notes.

None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company (or its Designee) and will have no liability for such actions taken at the direction of the Company (or its Designee).

None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in the Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the Indenture and reasonably required for the performance of such duties.

(b) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii) Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant this clause (b), including any determination with respect to tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any transaction documentation relating to the Floating Rate Notes, shall become effective without consent from the Holders of the Floating Rate Notes or any other party.

Notwithstanding anything to the contrary in any transaction documents relating to the Floating Rate Notes, if the Company (or its Designee) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth in this clause (b) will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

As used in this subsection “Effect of Benchmark Transition Event,” the following terms have the following meanings:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then- current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated Floating Rate Notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated Floating Rate Notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Floating Rate Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Floating Rate Notes, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark. “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

2. METHOD OF PAYMENT. The Company will pay interest on the Floating Rate Notes (except defaulted interest) to the persons who are registered Holders of Floating Rate Notes at [the close of business on the Business Day immediately preceding the applicable Interest Payment Date so long as all Notes of this Series remain in book-entry only form][the close of business on the 15th calendar day next preceding the applicable Interest Payment Date (whether or not a Business Day) if any of the Notes of this Series do not remain in book-entry form], even if such Floating Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal and interest on the Floating Rate Notes will be payable at the office or agency of the Paying Agent and Registrar within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Floating Rate Notes at their respective addresses set forth in the register of Holders of Floating Rate Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Floating Rate Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent at least 15 calendar days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This Floating Rate Note is one of a duly authenticated Series of securities of the Company issued and to be issued under an indenture (the “Base Indenture”), dated as of June 3, 2013, between the Company and the Trustee, as amended by the Supplemental Indenture, dated as of October 5, 2021, between the

Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Floating Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Floating Rate Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Floating Rate Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling. The Company will be entitled to issue Additional Floating Rate Notes pursuant to Section 2.3 of the Supplemental Indenture.

5. OPTIONAL REDEMPTION.

The Company will not have the right to redeem the Floating Rate Notes prior to the maturity date of the Floating Rate Notes.

6. MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Floating Rate Notes.

7. OFFER TO PURCHASE UPON CHANGE OF CONTROL. If a Change of Control Triggering Event occurs with respect to the Floating Rate Notes, unless the Company has exercised its option to redeem the Floating Rate Notes in full pursuant to Section 3.1 of the Supplemental Indenture or has defeased the Notes or satisfied and discharged the Floating Rate Notes, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of Floating Rate Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a Floating Rate Note must be in a minimum principal amount of $2,000) of that Holder’s Floating Rate Notes pursuant to the terms set forth in the Indenture. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Floating Rate Notes repurchased, plus accrued and unpaid interest, if any, on the Floating Rate Notes repurchased to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Floating Rate Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Floating Rate Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or transfer any Floating Rate Notes or portion of a Floating Rate Note selected for redemption, except for the unredeemed portion of any Floating Rate Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Floating Rate Notes for a period of 15 days before the day of any selection of Floating Rate Notes being redeemed or during the period between a record date and the corresponding Interest Payment Date.

9. PERSONS DEEMED OWNERS. Subject to the record date provisions hereof, the registered Holder of a Floating Rate Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Floating Rate Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Floating Rate Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Floating Rate Notes, and any existing default or compliance with any provision of the Indenture or the Floating Rate Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Floating Rate Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Floating Rate Notes. Without the consent of any Holder of a Floating Rate Note, the Indenture or the Floating Rate Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for a supplemental indenture as set forth in Article V of the Base Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change that does not adversely affect the rights of any Holder; (v) to provide for the issuance of and to establish the form and terms and conditions of the Securities as permitted by the Indenture; (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; or (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

11. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Floating Rate Notes shall occur and be continuing, the principal of, and any accrued and unpaid interest on, the outstanding Floating Rate Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Floating Rate Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Floating Rate Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Floating Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Floating Rate Notes.

14. AUTHENTICATION. This Floating Rate Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. The Company has caused CUSIP numbers to be printed on the Floating Rate Notes and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Floating Rate Notes or as contained in any notice of redemption and reliance may be placed only on the other elements of identification printed on the Floating Rate Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture.

Requests may be made to:

Analog Devices, Inc.

One Analog Way

Wilmington, Massachusetts 01887

Attention: General Counsel

ASSIGNMENT FORM

To assign this Floating Rate Note, fill in the form below:

(I) or (we) assign and transfer this Floating Rate Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________ to transfer this Floating Rate Note on the books of the Company. The agent may substitute another to act for him

Date: _______________

Your Signature: ______________________________
(sign exactly as your name appears on the face of this Floating Rate Note)

Tax Identification No: _________________________

Signature Guarantee: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Floating Rate Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, check the box below:

☐ Section 4.1

If you want to elect to have only part of this Floating Rate Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, state the amount you elect to have purchased ($2,000 or integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of this Floating Rate Note must be in a minimum principal amount of $2,000): $________________

Date: _______________

Your Signature: ______________________________
(sign exactly as your name appears on the face of this Floating Rate Note)

Tax Identification No: _________________________

Signature Guarantee: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

(Face of Global Sustainability-Linked Senior Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 032654AU9

ISIN: US032654AU97

ANALOG DEVICES, INC.

1.700% Sustainability-Linked Senior Note due October 1, 2028

No. _____	$__________

Analog Devices, Inc., a Massachusetts corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of $             on October 1, 2028.

Interest Payment Dates:	April 1 and October 1

Record Dates:	March 15 and September 15

Date: _______________

ANALOG DEVICES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Sustainability-Linked Senior Notes referred to in the within-mentioned Supplemental Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

(Back of Global Sustainability-Linked Senior Note)

ANALOG DEVICES, INC.

1.700% Sustainability-Linked Senior Note due October 1, 2028

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Analog Devices, Inc., a Massachusetts corporation (the “Company”), promises to pay interest on the principal amount of this Sustainability-Linked Senior Note at an annual rate of 1.700% (the “Initial Interest Rate”), subject to adjustment as described in the paragraph immediately below. The Company will pay interest semi-annually on April 1 and October 1 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Sustainability-Linked Senior Note is not a Business Day, then payment of principal, premium, if any, or interest shall be made on the next Business Day with the same force and effect as if made on the nominal date such payment was due, and no interest shall accrue for the period after such nominal date to the date of such payment on the next Business Day. Interest on the Sustainability-Linked Senior Notes will accrue from the most recent date to which interest has been paid or duly provided for (or October 5, 2021, if no interest has been paid). Interest on the Sustainability-Linked Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

From and including April 1, 2026 (or if such day is not a Business Day, the next succeeding Business Day) (the “Interest Rate Step Up Date”), the interest rate payable on the Sustainability-Linked Senior Notes to but not including the maturity date shall be increased from the Initial Interest Rate by, in aggregate, an additional 30 basis points (0.300%) per annum unless the Company has notified the Trustee in writing on or before the date that is 15 days prior to the Interest Rate Step Up Date (the “Notification Date”) in the form of an Officer’s Certificate (the “Satisfaction Notification”), upon which the trustee may conclusively rely without any duty of further inquiry, certifying that such officers have determined that the Company has satisfied the Sustainability Performance Target and received from the External Verifier a related assurance letter verifying the amount of the Company’s Scope 1 and Scope 2 Emissions for the GHG Emissions Performance Reference Period upon which the Company has based its certification (an “Assurance Letter”). For the avoidance of doubt, if the Company has provided the Trustee with a Satisfaction Notification for the Sustainability Performance Target on or prior to the Notification Date, then the interest rate payable on the Notes shall not increase from the Initial Interest Rate pursuant to this paragraph. The interest rate applicable to the Notes will only be adjusted on the Notification Date based upon the satisfaction or non- satisfaction of a Sustainability Performance Target on or prior to the Notification Date. The interest rate applicable to the Sustainability-Linked Senior Notes will only be adjusted on the Interest Rate Step Up Date due to a failure to satisfy the Sustainability Performance Target and deliver the Satisfaction Notification to the Trustee on or prior to the Notification Date. Any satisfaction of a Sustainability Performance Target subsequent to the Notification Date or cessation of satisfaction, or any failure to satisfy a Sustainability Performance Target subsequent to the Notification Date will not result in an adjustment to the interest rate payable on the Notes.

Interest on the Sustainability-Linked Senior Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from October 5, 2021; provided that if there is no existing Default in the payment of interest, and if this Sustainability-Linked Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue principal at the rate equal to the then applicable interest rate on the Sustainability-Linked Senior Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

For purposes of this Sustainability-Linked Senior Note, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings:

“Base Year Emissions” means the amount of Scope 1 and Scope 2 Emissions for calendar year ended December 31, 2019, as such amount may be recalculated from time to time in accordance with the GHG Protocol in connection with significant changes affecting the Company’s structure (such as acquisitions, divestitures, mergers, insourcing or outsourcing, or other corporate actions with similar effects), to reflect improvements in the accuracy of emission factors or activity data that result in a significant impact on the Base Year Emissions or to correct significant errors, including for the avoidance of doubt recalculations the Company expects to make to reflect the acquisition of Maxim Integrated Products, Inc. By purchasing a Sustainability-Linked Senior Note, a Holder shall be deemed to have consented, for itself and any and all successors or assigns, and to have irrevocably authorized the Company to make any such recalculations of the Base Year Emissions.

“External Verifier” means one or more qualified independent public accountants or environmental consultants of recognized national standing designated from time to time by the Company to provide limited assurance on the Company’s Scope 1 and Scope 2 Emissions.

“GHG Emissions Performance Reference Period” means the calendar year ending December 31, 2025.

“GHG Protocol” means the second (2nd) revised edition of the GHG Protocol Corporate Accounting and Reporting Standard of the World Business Council for Sustainable Development and World Resources Institute available at https://ghgprotocol.org/sites/default/files/standards/ghg- protocolrevised.pdf, as such GHG Protocol may be revised, amended or supplemented from time to time. The information contained on this website does not constitute a part of this Supplemental Indenture and is not incorporated by reference herein. For the avoidance of doubt, in the event an updated version of the GHG Protocol is published, the Company may elect at its sole option to apply such revised version for the purposes of calculating Scope 1 Emission and Scope 2 Emissions.

“Officer’s Certificate” means a certificate, signed by any Officer of the Company that is delivered to the Trustee in accordance with the Indenture.

“Scope 1 and Scope 2 Emissions” means for any period, the total aggregate amount of Scope 1 Emissions and Scope 2 Emissions for such period.

“Scope 1 Emissions” means, for any period, direct greenhouse gas emissions or equivalent CO2 emissions attributable to sources that are controlled by the Company in the operation of its business, which are determined by the Company in good faith in accordance with the GHG Protocol.

“Scope 2 Emissions” means, for any period, indirect greenhouse gas emissions or equivalent CO2 emissions occurring from the generation of purchased and imported energy (including electricity and steam) consumed by the Company in the operation of its business, which are determined by the Company in good faith in accordance with the GHG Protocol.

“SPT Observation Date” means December 31, 2025.

“Sustainability Performance Target” means a reduction of Scope 1 and Scope 2 Emissions of 27% during the GHG Emissions Performance Reference Period relative to the Base Year Emissions.

2. METHOD OF PAYMENT. The Company will pay interest on the Sustainability-Linked Senior Notes (except defaulted interest) to the persons who are registered Holders of Sustainability-Linked Senior Notes at the close of business on the April 1 or October 1 (whether or not a Business Day) next preceding the applicable Interest Payment Date, even if such Sustainability-Linked Senior Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal and interest on the Sustainability-Linked Senior Notes will be payable at the office or agency of the Paying Agent and Registrar within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Sustainability-Linked Senior Notes at their respective addresses set forth in the register of Holders of Sustainability-Linked Senior Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Sustainability-Linked Senior Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent at least 15 calendar days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This Sustainability-Linked Senior Note is one of a duly authenticated Series of securities of the Company issued and to be issued in one or more Series under an indenture (the “Base Indenture”), dated as of June 3, 2013 between the Company and the Trustee, as amended by the Supplemental Indenture, dated as of October 5, 2021, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Sustainability-Linked Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Sustainability-Linked Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Sustainability-Linked Senior Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling. The Company will be entitled to issue Additional Sustainability-Linked Senior Notes pursuant to Section 2.3 of the Supplemental Indenture.

5. OPTIONAL REDEMPTION.

Prior to August 1, 2028 (the “Par Call Date”), the Company will have the right, at its option, to redeem the Sustainability-Linked Senior Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to the greater of the following amounts:

(i) 100% of the principal amount of the Sustainability-Linked Senior Notes to be redeemed; and

(ii) the sum of the present values of the Remaining Scheduled Payments of such Sustainability-Linked Senior Notes to be redeemed.

In determining the present values of such Remaining Scheduled Payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 10 basis points.

On or after the applicable Par Call Date, the Company will have the right, at its option, to redeem the Sustainability-Linked Senior Notes, at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of such Sustainability-Linked Senior Notes being redeemed.

In each case, the Company will also pay the accrued and unpaid interest on the Sustainability-Linked Senior Notes being redeemed to, but excluding, the redemption date.

In connection with any redemption of the Sustainability-Linked Senior Notes prior to their maturity date, calculation of the redemption price therefor shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or any Agent.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Sustainability-Linked Senior Notes or portions thereof called for redemption.

Sustainability-Linked Senior Notes subject to a partial redemption shall be selected for redemption by such method as the Trustee shall deem fair and appropriate (provided that if the Sustainability-Linked Senior Notes are represented by one or more Global Notes, the Sustainability-Linked Senior Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor) and may provide for the selection for redemption of a portion of the principal amount of the Sustainability-Linked Senior Notes equal to an authorized denomination.

No Sustainability-Linked Senior Notes of $2,000 or less can be redeemed in part. Sustainability-Linked Senior Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Sustainability-Linked Senior Notes held by a Holder are to be redeemed.

Notice of any redemption shall be mailed, or otherwise transmitted in accordance with the Depositary’s standard procedures therefor, at least 10 days but not more than 60 days before the redemption date to each Holder of the Sustainability-Linked Senior Notes to be redeemed.

6. MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Sustainability-Linked Senior Notes.

7. OFFER TO PURCHASE UPON CHANGE OF CONTROL. If a Change of Control Triggering Event with respect to the Sustainability-Linked Senior Notes occurs, unless the Company has exercised its option to redeem the Sustainability-Linked Senior Notes in full pursuant to Section 3.1 of the Supplemental Indenture or has defeased the Sustainability-Linked Senior Notes or satisfied and discharged the Sustainability-Linked Senior Notes, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Sustainability-Linked Senior Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a Sustainability-Linked Senior Note must be in a minimum principal amount of $2,000) of that Holder’s Sustainability-Linked Senior Notes pursuant to the terms set forth in the Indenture. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Sustainability-Linked Senior Notes repurchased, plus accrued and unpaid interest, if any, on the Sustainability-Linked Senior Notes repurchased to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Sustainability-Linked Senior Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. Sustainability-Linked Senior Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or transfer any Sustainability-Linked Senior Note or portion of a Sustainability-Linked Senior Note selected for redemption, except for the unredeemed portion of any Sustainability-Linked Senior Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Sustainability-Linked Senior Notes for a period of 15 days before the day of any selection of Sustainability-Linked Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

9. PERSONS DEEMED OWNERS. Subject to the record date provisions hereof, the registered Holder of a Sustainability-Linked Senior Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Sustainability-Linked Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Sustainability-Linked Senior Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Sustainability-Linked Senior Notes, and any existing default or compliance with any provision of the Indenture or the Sustainability-Linked Senior Notes, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Sustainability-Linked Senior Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Sustainability-Linked Senior Notes. Without the consent of any Holder of a Sustainability-Linked Senior Note, the Indenture or the Sustainability-Linked Senior Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for a supplemental indenture as set forth in Article V of the Base Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change that does not adversely affect the rights of any Holder; (v) to provide for the issuance of and establish the form and terms and conditions of the Securities of any Series as permitted by the Indenture; (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; or (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

11. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Sustainability-Linked Senior Notes shall occur and be continuing, the principal of, and any accrued and unpaid interest on, the outstanding Sustainability-Linked Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture. For the avoidance of doubt, it will not be a breach or Event of Default under the Sustainability-Linked Senior Notes if the Sustainability Performance Target is not met.

12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Sustainability-Linked Senior Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Sustainability-Linked Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Sustainability-Linked Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Sustainability-Linked Senior Notes.

14. AUTHENTICATION. This Sustainability-Linked Senior Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. The Company has caused CUSIP numbers to be printed on the Sustainability-Linked Senior Notes and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Sustainability-Linked Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other elements of identification printed on the Sustainability-Linked Senior Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture.

Requests may be made to:

Analog Devices, Inc.

One Analog Way

Wilmington, Massachusetts 01887

Attention: General Counsel

ASSIGNMENT FORM

To assign this Sustainability-Linked Senior Note, fill in the form below:

(I) or (we) assign and transfer this Sustainability-Linked Senior Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________ to transfer this Sustainability-Linked Senior Note on the books of the Company. The agent may substitute another to act for him

Date: _______________

Your Signature: ______________________________

(sign exactly as your name appears on the face of this Sustainability-Linked Senior Note)

Tax Identification No: _________________________

Signature Guarantee: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Sustainability-Linked Senior Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, check the box below:

☐  Section 4.1

If you want to elect to have only part of this Sustainability-Linked Senior Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, state the amount you elect to have purchased ($2,000 or integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of this Sustainability-Linked Senior Note must be in a minimum principal amount of $2,000): $________________

Date: _______________

Your Signature: ______________________________

(sign exactly as your name appears on the face of this Sustainability-Linked Senior Note)

Tax Identification No: _________________________

Signature Guarantee: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

(Face of Global 2031 Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 032654AV7

ISIN: US032654AV70

ANALOG DEVICES, INC.

2.100% Senior Note due October 1, 2031

No.	$__________

Analog Devices, Inc., a Massachusetts corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of $                 on October 1, 2031.

Interest Payment Dates:	April 1 and October 1

Record Dates:	March 15 and September 15

Date: _______________

ANALOG DEVICES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2031 Notes referred to in the within-mentioned Supplemental Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

(Back of Global 2031 Note)

ANALOG DEVICES, INC.

2.100% Senior Note due October 1, 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Analog Devices, Inc., a Massachusetts corporation (the “Company”), promises to pay interest on the principal amount of this 2031 Note at 2.100% per annum from the date hereof until maturity. The Company will pay interest semi-annually on April 1 and October 1 of each year, commencing April 1, 2022, or if any such day is not a Business Day, on the next succeeding Business Day, and no additional interest will accrue on the amount so payable for that period (each an “Interest Payment Date”). Interest on the 2031 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from October 5, 2021; provided that if there is no existing Default in the payment of interest, and if this 2031 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue principal at the rate equal to the then applicable interest rate on the 2031 Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the 2031 Notes (except defaulted interest) to the persons who are registered Holders of 2031 Notes at the close of business on the April 1 or October 1 (whether or not a Business Day) next preceding the applicable Interest Payment Date, even if such 2031 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal and interest on the 2031 Notes will be payable at the office or agency of the Paying Agent and Registrar within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the 2031 Notes at their respective addresses set forth in the register of Holders of 2031 Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other 2031 Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent at least 15 calendar days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This 2031 Note is one of a duly authenticated Series of securities of the Company issued and to be issued in one or more Series under an indenture (the “Base Indenture”), dated as of June 3, 2013 between the Company and the Trustee, as amended by the Supplemental Indenture, dated as of March 12, 2018, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the 2031 Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The 2031 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2031 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling. The Company will be entitled to issue Additional 2031 Notes pursuant to Section 2.3 of the Supplemental Indenture.

5. OPTIONAL REDEMPTION.

Prior to July 1, 2031 (the “Par Call Date”), the Company will have the right, at its option, to redeem the 2031 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to the greater of the following amounts:

(i) 100% of the principal amount of the 2031 Notes to be redeemed; and

(ii) the sum of the present values of the Remaining Scheduled Payments of such 2031 Notes to be redeemed.

In determining the present values of such Remaining Scheduled Payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 10 basis points.

On or after the applicable Par Call Date, the Company will have the right, at its option, to redeem the 2031 Notes, at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of such 2031 Notes being redeemed.

In each case, the Company will also pay the accrued and unpaid interest on the 2031 Notes being redeemed to, but excluding, the redemption date.

In connection with any redemption of the 2031 Notes prior to their maturity date, calculation of the redemption price therefor shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or any Agent.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2031 Notes or portions thereof called for redemption.

2031 Notes subject to a partial redemption shall be selected for redemption by such method as the Trustee shall deem fair and appropriate (provided that if the 2031 Notes are represented by one or more Global Notes, the 2031 Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor) and may provide for the selection for redemption of a portion of the principal amount of the 2031 Notes equal to an authorized denomination.

No 2031 Notes of $2,000 or less can be redeemed in part. 2031 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2031 Notes held by a Holder are to be redeemed.

Notice of any redemption shall be mailed, or otherwise transmitted in accordance with the Depositary’s standard procedures therefor, at least 10 days but not more than 60 days before the redemption date to each Holder of the 2031 Notes to be redeemed.

6. MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the 2031 Notes.

7. OFFER TO PURCHASE UPON CHANGE OF CONTROL. If a Change of Control Triggering Event with respect to the 2031 Notes occurs, unless the Company has exercised its option to redeem the 2031 Notes in full pursuant to Section 3.1 of the Supplemental Indenture or has defeased the 2031 Notes or satisfied and discharged the 2031 Notes, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the 2031 Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a 2031 Note must be in a minimum principal amount of $2,000) of that Holder’s 2031 Notes pursuant to the terms set forth in the Indenture. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the 2031 Notes repurchased, plus accrued and unpaid interest, if any, on the 2031 Notes repurchased to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The 2031 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. 2031 Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or transfer any 2031 Note or portion of a 2031 Note selected for redemption, except for the unredeemed portion of any 2031 Note being redeemed in part. Also, the Company need not exchange or register the transfer of any 2031 Notes for a period of 15 days before the day of any selection of 2031 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

9. PERSONS DEEMED OWNERS. Subject to the record date provisions hereof, the registered Holder of a 2031 Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the 2031 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 2031 Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the 2031 Notes, and any existing default or compliance with any provision of the Indenture or the 2031 Notes, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2031 Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the 2031 Notes. Without the consent of any Holder of a 2031 Note, the Indenture or the 2031 Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for a supplemental indenture as set forth in Article V of the Base Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change that does not adversely affect the rights of any Holder; (v) to provide for the issuance of and establish the form and terms and conditions of the Securities of any Series as permitted by the Indenture; (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; or (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

11. DEFAULTS AND REMEDIES. If an Event of Default with respect to the 2031 Notes shall occur and be continuing, the principal of, and any accrued and unpaid interest on, the outstanding 2031 Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the 2031 Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the 2031 Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 2031 Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2031 Notes.

14. AUTHENTICATION. This 2031 Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. The Company has caused CUSIP numbers to be printed on the 2031 Notes and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the 2031 Notes or as contained in any notice of redemption and reliance may be placed only on the other elements of identification printed on the 2031 Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture.

Requests may be made to:

Analog Devices, Inc.

One Analog Way

Wilmington, Massachusetts 01887

Attention: General Counsel

ASSIGNMENT FORM

To assign this 2031 Note, fill in the form below:

(I) or (we) assign and transfer

this 2031 Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________ to transfer this 2031 Note on the books of the Company. The agent may substitute another to act for him

Date: _______________

Your Signature:
(sign exactly as your name appears on the face of this 2031 Note)

Tax Identification No: _________________________

Signature Guarantee: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2031 Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, check the box below:

☐ Section 4.1

If you want to elect to have only part of this 2031 Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, state the amount you elect to have purchased ($2,000 or integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of the 2031 Note must be in a minimum principal amount of $2,000): $________________

Date: _______________

Your Signature:
(sign exactly as your name appears on the face of this 2031 Note)

Tax Identification No: _________________________

Signature Guarantee: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT D

(Face of Global 2041 Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 032654AW5

ISIN: US032654AW53

ANALOG DEVICES, INC.

2.800% Senior Note due October 1, 2041

No. _____	$__________

Analog Devices, Inc., a Massachusetts corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of $                 on October 1, 2041.

Interest Payment Dates:	April 1 and October 1

Record Dates:	March 15 and September 15

Date: _______________

ANALOG DEVICES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2041 Notes referred to in the within-mentioned Supplemental Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

(Back of 2041 Note)

ANALOG DEVICES, INC.

2.800% Senior Note due October 1, 2041

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Analog Devices, Inc., a Massachusetts corporation (the “Company”), promises to pay interest on the principal amount of this 2041 Note at 2.800% per annum from the date hereof until maturity. The Company will pay interest semi-annually on April 1 and October 1 of each year, commencing April 1, 2022, or if any such day is not a Business Day, on the next succeeding Business Day, and no additional interest will accrue on the amount so payable for that period (each an “Interest Payment Date”). Interest on the 2041 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from October 5, 2021; provided that if there is no existing Default in the payment of interest, and if this 2041 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue principal at the rate equal to the then applicable interest rate on the 2041 Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the 2041 Notes (except defaulted interest) to the persons who are registered Holders of 2041 Notes at the close of business on the April 1 or October 1 (whether or not a Business Day) next preceding the applicable Interest Payment Date, even if such 2041 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal and interest on the 2041 Notes will be payable at the office or agency of the Paying Agent and Registrar within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the 2041 Notes at their respective addresses set forth in the register of Holders of 2041 Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other 2041 Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent at least 15 calendar days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This 2041 Note is one of a duly authenticated Series of securities of the Company issued and to be issued in one or more Series under an indenture (the “Base Indenture”), dated as of June 3, 2013 between the Company and the Trustee, as amended by the Supplemental Indenture, dated as of October 5, 2021, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the 2041 Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The 2041 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2041 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling. The Company will be entitled to issue Additional 2041 Notes pursuant to Section 2.3 of the Supplemental Indenture.

5. OPTIONAL REDEMPTION.

Prior to April 1, 2041 (the, “Par Call Date”), the Company will have the right, at its option, to redeem the 2041 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to the greater of the following amounts:

(i) 100% of the principal amount of the 2041 Notes to be redeemed; and

(ii) the sum of the present values of the Remaining Scheduled Payments of such 2041 Notes to be redeemed.

In determining the present values of such Remaining Scheduled Payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points.

On or after the applicable Par Call Date, the Company will have the right, at its option, to redeem the 2041 Notes, at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of such 2041 Notes being redeemed.

In each case, the Company will also pay the accrued and unpaid interest on the 2041 Notes being redeemed to, but excluding, the redemption date.

In connection with any redemption of the 2041 Notes prior to their maturity date, calculation of the redemption price therefor shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or any Agent.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2041 Notes or portions thereof called for redemption.

2041 Notes subject to a partial redemption shall be selected for redemption by such method as the Trustee shall deem fair and appropriate (provided that if the 2041 Notes are represented by one or more Global Notes, the 2041 Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor) and may provide for the selection for redemption of a portion of the principal amount of the 2041 Notes equal to an authorized denomination.

No 2041 Notes of $2,000 or less can be redeemed in part. 2041 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2041 Notes held by a Holder are to be redeemed.

Notice of any redemption shall be mailed, or otherwise transmitted in accordance with the Depositary’s standard procedures therefor, at least 10 days but not more than 60 days before the redemption date to each Holder of the 2041 Notes to be redeemed.

6. MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the 2041 Notes.

7. OFFER TO PURCHASE UPON CHANGE OF CONTROL. If a Change of Control Triggering Event with respect to the 2041 Notes occurs, unless the Company has exercised its option to redeem the 2041 Notes in full pursuant to Section 3.1 of the Supplemental Indenture or has defeased the 2041 Notes or satisfied and discharged the 2041 Notes, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the 2041 Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a 2041 Note must be in a minimum principal amount of $2,000) of that Holder’s 2041 Notes pursuant to the terms set forth in the Indenture. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the 2041 Notes repurchased, plus accrued and unpaid interest, if any, on the 2041 Notes repurchased to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The 2041 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. 2041 Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or transfer any 2041 Note or portion of a 2041 Note selected for redemption, except for the unredeemed portion of any 2041 Note being redeemed in part. Also, the Company need not exchange or register the transfer of any 2041 Notes for a period of 15 days before the day of any selection of 2041 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

9. PERSONS DEEMED OWNERS. Subject to the record date provisions hereof, the registered Holder of a 2041 Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the 2041 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 2041 Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the 2041 Notes, and any existing default or compliance with any provision of the Indenture or the 2041 Notes, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2041 Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the 2041 Notes. Without the consent of any Holder of a 2041 Note, the Indenture or the 2041 Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for a supplemental indenture as set forth in Article V of the Base Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change that does not adversely affect the rights of any Holder; (v) to provide for the issuance of and establish the form and terms and conditions of the Securities of any Series as permitted by the Indenture; (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; or (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

11. DEFAULTS AND REMEDIES. If an Event of Default with respect to the 2041 Notes shall occur and be continuing, the principal of, and any accrued and unpaid interest on, the outstanding 2041 Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the 2041 Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the 2041 Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 2041 Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2041 Notes.

14. AUTHENTICATION. This 2041 Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. The Company has caused CUSIP numbers to be printed on the 2041 Notes and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the 2041 Notes or as contained in any notice of redemption and reliance may be placed only on the other elements of identification printed on the 2041 Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture.

Requests may be made to:

Analog Devices, Inc.

One Analog Way

Wilmington, Massachusetts 01887

Attention: General Counsel

ASSIGNMENT FORM

To assign this 2041 Note, fill in the form below:

(I) or (we) assign and transfer this 2041 Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________ to transfer this 2041 Note on the books of the Company. The agent may substitute another to act for him

Date: _______________

Your Signature: ______________________________
(sign exactly as your name appears on the face of this 2041 Note)

Tax Identification No: _________________________

Signature Guarantee: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2041 Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, check the box below:

☐ Section 4.1

If you want to elect to have only part of this 2041 Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, state the amount you elect to have purchased ($2,000 or integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of this 2041 Note must be in a minimum principal amount of $2,000): $________________

Date: _______________

Your Signature: ______________________________
(sign exactly as your name appears on the face of this 2041 Note)

Tax Identification No: _________________________

Signature Guarantee: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT E

(Face of Global 2051 Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 032654AX3

ISIN: US032654AX37

ANALOG DEVICES, INC.

2.950% Senior Note due October 1, 2051

No. ____	$__________

Analog Devices, Inc., a Massachusetts corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of $                 on October 1, 2051.

Interest Payment Dates:                        April 1 and October 1

Record Dates:                                         March 15 and September 15

Date: _______________

ANALOG DEVICES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2051 Notes referred to in the within-mentioned Supplemental Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

(Back of Global 2051 Note)

ANALOG DEVICES, INC.

2.950% Senior Note due October 1, 2051

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Analog Devices, Inc., a Massachusetts corporation (the “Company”), promises to pay interest on the principal amount of this 2051 Note at 2.950% per annum from the date hereof until maturity. The Company will pay interest semi-annually on April 1 and October 1 of each year, commencing April 1, 2022, or if any such day is not a Business Day, on the next succeeding Business Day, and no additional interest will accrue on the amount so payable for that period (each an “Interest Payment Date”). Interest on the 2051 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from October 5, 2021; provided that if there is no existing Default in the payment of interest, and if this 2051 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue principal at the rate equal to the then applicable interest rate on the 2051 Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the 2051 Notes (except defaulted interest) to the persons who are registered Holders of 2051 Notes at the close of business on the January 1 or July 1 (whether or not a Business Day) next preceding the applicable Interest Payment Date, even if such 2051 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal and interest on the 2051 Notes will be payable at the office or agency of the Paying Agent and Registrar within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the 2051 Notes at their respective addresses set forth in the register of Holders of 2051 Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other 2051 Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent at least 15 calendar days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This 2051 Note is one of a duly authenticated Series of securities of the Company issued and to be issued in one or more Series under an indenture (the “Base Indenture”), dated as of June 3, 2013 between the Company and the Trustee, as amended by the Supplemental Indenture, dated as of October 5, 2021, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the 2051 Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The 2051 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2051 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling. The Company will be entitled to issue Additional 2051 Notes pursuant to Section 2.3 of the Supplemental Indenture.

5. OPTIONAL REDEMPTION.

Prior to April 1, 2051 (the “Par Call Date”), the Company will have the right, at its option, to redeem the 2051 Notes, at any time and from time to time, either in whole or in part, at a redemption price equal to the greater of the following amounts:

(i) 100% of the principal amount of the 2051 Notes to be redeemed; and

(ii) the sum of the present values of the Remaining Scheduled Payments of such 2051 Notes to be redeemed.

In determining the present values of such Remaining Scheduled Payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points.

In connection with any redemption of the 2051 Notes prior to their maturity date, calculation of the redemption price therefor shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or any Agent.

On or after the applicable Par Call Date, the Company will have the right, at its option, to redeem such 2051 Notes, at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of such 2051 Notes being redeemed.

In each case, the Company will also pay the accrued and unpaid interest on the 2051 Notes being redeemed to, but excluding, the redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2051 Notes or portions thereof called for redemption.

2051 Notes subject to a partial redemption shall be selected for redemption by such method as the Trustee shall deem fair and appropriate (provided that if the 2051 Notes are represented by one or more Global Notes, the 2051 Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor) and may provide for the selection for redemption of a portion of the principal amount of the 2051 Notes equal to an authorized denomination.

No 2051 Notes of $2,000 or less can be redeemed in part. 2051 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2051 Notes held by a Holder are to be redeemed.

Notice of any redemption shall be mailed, or otherwise transmitted in accordance with the Depositary’s standard procedures therefor, at least 10 days but not more than 60 days before the redemption date to each Holder of the 2051 Notes to be redeemed.

6. MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the 2051 Notes.

7. OFFER TO PURCHASE UPON CHANGE OF CONTROL. If a Change of Control Triggering Event with respect to the 2051 Notes occurs, unless the Company has exercised its option to redeem the 2051 Notes in full pursuant to Section 3.1 of the Supplemental Indenture or has defeased the 2051 Notes or satisfied and discharged the 2051 Notes, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the 2051 Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a 2051 Note must be in a minimum principal amount of $2,000) of that Holder’s 2051 Notes pursuant to the terms set forth in the Indenture. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the 2051 Notes repurchased, plus accrued and unpaid interest, if any, on the 2051 Notes repurchased to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The 2051 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. 2051 Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or transfer any 2051 Note or portion of a 2051 Note selected for redemption, except for the unredeemed portion of any 2051 Note being redeemed in part. Also, the Company need not exchange or register the transfer of any 2051 Notes for a period of 15 days before the day of any selection of 2051 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

9. PERSONS DEEMED OWNERS. Subject to the record date provisions hereof, the registered Holder of a 2051 Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the 2051 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 2051 Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the 2051 Notes, and any existing default or compliance with any provision of the Indenture or the 2051 Notes, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2051 Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the 2051 Notes. Without the consent of any Holder of a 2051 Note, the Indenture or the 2051 Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for a supplemental indenture as set forth in Article V of the Base Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change that does not adversely affect the rights of any Holder; (v) to provide for the issuance of and establish the form and terms and conditions of the Securities of any Series as permitted by the Indenture; (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; or (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

11. DEFAULTS AND REMEDIES. If an Event of Default with respect to the 2051 Notes shall occur and be continuing, the principal of, and any accrued and unpaid interest on, the outstanding 2051 Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the 2051 Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the 2051 Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 2051 Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2051 Notes.

14. AUTHENTICATION. This 2051 Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. The Company has caused CUSIP numbers to be printed on the 2051 Notes and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the 2051 Notes or as contained in any notice of redemption and reliance may be placed only on the other elements of identification printed on the 2051 Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture.

Requests may be made to:

Analog Devices, Inc.

One Analog Way

Wilmington, Massachusetts 01887

Attention: General Counsel

ASSIGNMENT FORM

To assign this 2051 Note, fill in the form below:

(I) or (we) assign and transfer this 2051 Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________ to transfer this 2051 Note on the books of the Company. The agent may substitute another to act for him

Date: _______________

Your Signature: __________________________________________
(sign exactly as your name appears on the face of this 2051 Note)

Tax Identification No: ___________________________

Signature Guarantee: ____________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2051 Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, check the box below:

☐ Section 4.1

If you want to elect to have only part of this 2051 Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, state the amount you elect to have purchased ($2,000 or integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of this 2051 Note must be in a minimum principal amount of $2,000): $________________

Date: _______________

Your Signature: __________________________________________
(sign exactly as your name appears on the face of this 2051 Note)

Tax Identification No: ___________________________

Signature Guarantee: ____________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.